EXHIBIT 10.58

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF PRINCIPAL HEREOF OR INTEREST HEREON HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

CONVERTIBLE NOTE

Principal Amount: $__100,000___________	August 13, 2007

FOR VALUE RECEIVED, Hydrogen Power, Inc, a Delaware corporation (the “Company”), hereby promises to pay to the order of __Dil Gujral________________ (“Holder”), the principal sum of _____one hundred thousand__________________________________ AND NO/100 DOLLARS ($_100,000________.00), together with accrued interest on the unpaid principal balance thereof at the rate of Ten percent (10.0%) per annum, calculated on the basis of actual days elapsed in a year of 360 days.

Article 1

Payments

1.1       Principal and Interest. Except in the event of a conversion of this Note in accordance with Article 2, or the prepayment of this Note, the principal balance shall be due and payable on the earlier of an equity financing completed by the Company or 180 days from the above date. Any payments received shall be applied first to any other charges due under this Note and thereafter to the payment of the principal balance of this Note. In lieu of cash, Holder agrees to receive all payments of interest under this Note in shares of Common Stock (as defined herein) issued at the Interest Conversion Price determined under Article 2.

1.2       Manner of Payment. All payments of principal and interest shall be made at such place as Holder shall designate to the Company in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Washington.

1.3       Prepayment. This Note may be prepaid, in whole or in part, by the Company at any time and from time to time, without premium or penalty. At Holder’s option, any payments on this Note shall be applied first to pay Holder for all costs of collection of any kind, including reasonable attorneys’ fees and expenses, and thereafter to the payment of principal.

1.4       Warrant. The company will issue a warrant to the Holder to purchase the Company’s Common Stock in an amount equal to the principal amount of the Note. The exercise price of the warrant will be equal the closing price of the Company’s Common Stock on August 11, 2007 and will expire August 13, 2010.

Article 2

Conversion

2.1       Conversion. At Holder’s option, Holder shall have the right at any time during the Conversion Period (as defined below) to convert this Note, in accordance with the provisions of Section 2.2, in whole or in part, into fully paid and nonassessable shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). The number of shares of Common Stock into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the outstanding principal amount of this Note to be converted, by the 25% discount to the 10 day average closing price of the Company’s Common Stock (the “Conversion Price”). The number of shares of the Company’s Common Stock into which the interest on this Note is to be converted shall be determined by dividing the amount of interest due every 30 days by a 15% discount to the 10 day average closing price of such 30 day period (the “Interest Conversion Price”). For all purposes of this Note, the “Conversion Period” shall mean that period from the Date of this Note to 180 days following the date of this Note.

2.2       Method of Conversion. To convert this Note, Holder must deliver a conversion notice substantially in the form attached hereto as Annex A during the Conversion Period. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled upon conversion of this Note, the Company will pay to Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon the conversion of this Note, Holder shall surrender this Note, duly endorsed, at the Company’s principal office, and the Company shall, at its expense and as soon as practicable thereafter, issue and deliver to Holder at such principal office one or more certificates for the number of shares of Common Stock to which Holder is entitled (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with a check payable to Holder for any cash amounts payable as described herein. Any conversion of this Note shall be deemed to have been made immediately prior to the close of business on the date of this Note’s surrender, and the person or persons entitled to receive Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such date. Upon this Note’s conversion, the Company will be forever released from all of its obligations and liabilities hereunder with regard to that portion of the principal amount being converted, including without limitation the obligation to pay such portion of the principal amount and accrued interest. If this Note is converted in part only, the Company shall execute and deliver to Holder a new unsecured promissory note in the principal amount equal to the unconverted portion of this Note.

Article 3

Conversion Price Adjustments

3.1       Adjustment for Stock Splits or Combinations. In the event of: (i) the payment of dividends on any of Company’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (“Common Stock Equivalents”); (ii) the subdivision of the Company’s outstanding shares of Common Stock into a greater number of shares; or (iii) the combination of the Company’s outstanding shares of Common Stock, by reclassification or otherwise; then, the quotient (rounded to the nearest full cent) obtained by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then-existing Conversion Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, shall be the adjusted Conversion Price per share.

3.2       Notice of Adjustment. Upon any adjustment of the Conversion Price, the Company shall give written notice thereof within 30 days, by first-class mail, postage prepaid, addressed to Holder as shown on the Company’s books, which notice shall state the adjusted Conversion Price and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.3       Effect of Reorganization, Reclassification, Merger, Etc. If at any time the Company: (i) reorganizes its capital stock (other than by the issuance of shares of Common Stock in subdivision of outstanding shares of Common Stock, and other than by a share combination, as provided for in Section 3.1), (ii) consolidates or merges with another corporation, or any sells, conveys, leases or otherwise transfers all or substantially all of its property to any other corporation, which transaction is effected in a manner such that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) pays a dividend or makes any other distribution upon any class of its capital stock, which dividend or distribution is payable in Company securities or other Company property (other than cash); then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such transaction, or of the corporation to which the Company property has been sold, conveyed, leased or otherwise transferred, as the case may be, which Holder would have been entitled to receive upon transaction if this Note had been converted immediately prior thereto. In any such case, appropriate adjustments (as determined by the Company’s board of directors) shall be made in the application of the provisions set forth in this Note (including the adjustment of the Conversion Price) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of this Note as if the Note had been converted immediately prior to such transaction and Holder had carried out the terms of the exchange as provided for by such transaction. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation(s) to which Company property has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to Holder such shares of stock, securities, cash or property which Holder is entitled to purchase under the foregoing provisions of this Section 3.3.

Article 4

Default and Remedies

4.1       Default. The occurrence of any of the following events shall constitute a “Default” under this Note:

(a)  Company’s failure to remit to Holder the principal or interest hereof as the same becomes due hereunder;

(b) Company’s assignment for the benefit of creditors, or filing of a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors;

(c)  Company’s application for, or voluntary permission of, the appointment of a receiver of trustee for any or all Company property;

(d) any action or proceeding described in the foregoing paragraphs (b) and (c) is commenced against Company and such action or proceeding is not vacated within 60 days of its commencement;

(e)	Company’s dissolution or liquidation; or

(f)  Company’s material breach of the Purchase Agreement by and between Company and Holder, of even date herewith (the “Purchase Agreement”).

4.2      Remedies Upon Default. Upon any Default:

(a)  Holder may without further notice declare the entire remaining principal sum of this Note, together with all interest accrued thereon, immediately due and payable; and Holder’s failure to declare the entire remaining principal sum of this Note, together with all interest accrued thereon, immediately due and payable shall not constitute a waiver by Holder of its right to so declare at any other time;

(b) Holder may employ an attorney to enforce its rights and remedies hereunder and Company hereby agrees to pay Holder’s reasonable attorneys’ fees and other reasonable expenses incurred by Holder in exercising any of Holder’s rights and remedies upon Default; and

(c)  Holder’s rights and remedies provided hereunder shall be cumulative and may be pursued singly, successively or together in Holder’s sole discretion; and Holder’s failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

Article 5

Registration Rights

5.1      Registration Rights.

(a)  If at any time prior to the expiration of three (3) years from the date of this Note, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of this Note, any Warrants issued pursuant to Section 1.5 hereof, and any Conversion Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) after receipt of any such notice (which request shall specify the Conversion or Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Conversion or Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. The right of the Holders to include the Conversion or Warrant Shares in any such registration statement may be subject to approval by selling securityholders whose securities are being registered in the registration statement. If any registration pursuant to this Section 5(a) is underwritten in whole or in part, the Company may require that the Conversion and Warrant Shares requested for inclusion pursuant to this Section 5(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Conversion or Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Conversion or Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

(b)  With respect to each inclusion of securities in a registration statement pursuant to this Section 5, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

(c)  The Company hereby indemnifies the Holder, and the officers and directors, if any, who control such Holder, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus prepared in connection with any registration statement pursuant to this Section 5 (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

Article 6

General Provisions

6.1       Waiver of Protest, Presentment and Notice. The Company hereby waives presentment, demand for payment, notice of nonpayment or dishonor, protest, and notice of protest, and agrees to continue to be bound for the payment of principal, interest and all other sums due under this Note notwithstanding any extension or alteration of the time or terms of payment hereon, any renewal or any acceptance of security of any kind. Company also hereby waives the right to protest the domestication or collection of any judgment obtained against the Company with respect to this Note in any jurisdiction where the Company may now or hereafter maintain assets or be registered or qualified to transact business.

6.2       Obligations Absolute. Company’s obligations hereunder are absolute, and Company hereby waives any and all rights to offset, deduct or withhold any payments or charges due hereunder for any reason whatsoever.

6.3       Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

6.4       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts-of-law principles.

6.5       Severability. If any provision in this Note is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.6       Waiver of Right or Remedy. No waiver of any right or remedy under this Note shall be valid unless in writing executed by the Holder hereof, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future Holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. This Note shall bind the Company and its successors and assigns.

6.7      Notices. Any notice required or permitted to be given hereunder shall be made as follows:

To the Company

Mr. David Cade, Chief Executive Officer

Hydrogen Power, Inc.

201 Elliott Avenue West

Suite 400

Seattle, Washington 98119

(206) 223-0506

(206) 223-1827 Fax

To the Holder

6.8       Construction. The headings of Sections in this Convertible Note are provided for convenience only and will not affect its construction or interpretation. All references to Articles or Sections refer to Articles and Sections of this Note unless otherwise specified.

IN WITNESS WHEREOF, the Company has executed and delivered this Convertible Note as of the date first set forth below.

Hydrogen Power, Inc. By: DAVID J. CADE, CHIEF EXECUTIVE OFFICER

NOTICE OF CONVERSION

(to be signed only upon conversion of note)

To Hydrogen Power, Inc.

201 Elliott Avenue West

Suite 400

Seattle, Washington 98119

The undersigned, the Holder of the Convertible Note of Hydrogen Power, Inc. dated August 13, 2007, hereby surrenders such Convertible Note for conversion into shares of Common Stock of FastFunds Financial Corporation, to the extent of $___________________ of the unpaid principal and accrued interest of such Convertible Note, and requests that the certificates for such shares be issued in the name, and delivered to the address set forth below:

Exact Name in which shares are to be registered

Address, city, state and zip code

Tax ID#:

Dated:

HOLDER:

Signature

Name (print or type)

(Address)

Phone

Email Address